SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2004

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

                In October 2003, Possible Dreams, Ltd. (“Possible Dreams”), an indirect 75%-owned subsidiary of Security Capital Corporation (the “Company”), filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code.  The Company has filed proofs of claim in the proceeding, but was also the subject of claims pursued on behalf of Possible Dreams by Craig R. Jalbert, in his capacity as Liquidating Trustee of Possible Dreams (the “Trustee”).  All claims among the parties were resolved in a

Settlement Agreement, dated as of October 29, 2004 (the “Settlement Agreement”), by and between the Trustee and the Company, which provided for a net payment by the Company to Possible Dreams of $422,879.99.  The Settlement Agreement was approved by the United States Bankruptcy Court for the District of Massachusetts, Eastern Division on December 13, 2004.

                The Company has also agreed to pay an outstanding severance claim of an employee of Possible Dreams.  The Company has established a reserve of $97,500 for such severance claim.

                As a result of this settlement, the Company will record a pre-tax gain of $1,516,000 in the fourth quarter from the reversal of amounts previously provided for in the financial statements relating to the Possible Dreams bankruptcy proceedings in excess of the settlement payment.

                The Company does not expect any other material charges or expenditures arising from the Possible Dreams liquidation.

                The Company ceased to include the operating results of Possible Dreams in its consolidated financial statements in October 2003 when Possible Dreams filed for bankruptcy protection.

Item 9.01.                                          Financial Statements and Exhibits.

                                                                                                (c)           Exhibits.

99.1                                                                           Press Release of Security Capital Corporation, dated December 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 2004

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
Name: William R. Schlueter
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated December 17, 2004.